Exhibit 32.1

134

Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Robert E. James, Jr., state and attest that I am the President and Chief Executive Officer of First Charter Corporation (“Registrant”). I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
•	the Annual Report on Form 10-K of the Registrant for the annual period ended December 31, 2007 containing financial statements (“periodic report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

Date: February 29, 2008	/s/ Robert E. James, Jr. Robert E. James, Jr.
President and Chief Executive Officer

135